BRITISH COLUMBIA

NUMBER: **228310**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

FLECK RESOURCES LTD.

has this day changed its name to

POLYMET MINING CORP.

Issued *under my hand at Victoria, British Columbia on June 10, 1998*

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA